SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 2, 2005 (October 20, 2005)
TRIBEWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-28675	94-337095

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
243 Front Street
San Francisco, California 94111
(Address of Principal Executive Offices) (Zip Code)
(415) 674-5555
(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES
The Company completed a private placement of 19,000,000 shares of its common stock, par value $0.0004 per share (the “Common Stock”) on October 20, 2005.
Beginning 6 months from the date of closing, upon demand, the Company has an obligation to register the resale of the shares of Common Stock issued in the private placement.
The Company privately placed 19,000,000 shares of Common Stock with 27 accredited investors for an aggregate purchase price of $190,000, which funds have been received by the Company. The Company privately placed these shares of Common Stock directly without the use of any broker, placement agent or finder. The Company relied on the exemptions from registration requirements provided by Section 4(2) and Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) for this transaction and for the issuances. Each investor represented to the Company, in writing, that they were an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SIGNATURES

TRIBEWORKS, INC.
Date: November 2, 2005	/s/ Peter B. Jacobson
PETER B. JACOBSON,
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Subscription Agreement.